EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT, made this 1st day of October, 1997, between FOOD LION, INC., a North Carolina corporation with its principal place of business in Salisbury, North Carolina (the "Company"), and PAMELA K. KOHN, an individual residing at 107 Tremont Drive, Salisbury, North Carolina 28144 ("Employee"),


                      W I T N E S S E T H:

      WHEREAS, Employee is currently employed by the Company as its Senior Vice President of Merchandising;

      WHEREAS, the Board of Directors of the Company recognizes that it is in the best interests of the Company and its shareholders to retain capable and experienced executive officers such as Employee;

     WHEREAS, the Board of Directors recognizes that Employee has made substantial contributions to the growth and success of the Company and desires to provide for the continuing employment of Employee and to encourage the continued dedication and attention of Employee to the Company;

      WHEREAS, Employee is willing to continue to serve the Company; and

      WHEREAS, the Company and Employee desire to enter into this Employment Agreement.

      NOW, THEREFORE, in consideration of the premises, and the mutual agreements herein contained, the Company and Employee hereby agree as follows:

      1. Continue to Employ. The Company hereby agrees to continue to employ Employee as Senior Vice President of Merchandising of the Company for the Term of Employment as herein set forth, and Employee hereby agrees to continue to serve the Company as Senior Vice President of Merchandising for such term.

      2. Term of Employment. The "Term of Employment," as used herein, will commence on the date hereof and, unless sooner terminated as hereinafter provided, shall terminate on the fifth (5th) anniversary of such date; provided, however, that the Term of Employment shall automatically be extended for additional periods of one (1) year each on the terms and conditions provided herein unless either party shall give the other party no less than one hundred eighty (180) days' written notice prior to the expiration of the applicable Term of Employment.

      3.    Employment  During  the Term.   During  the  Term  of
Employment, Employee shall devote her full professional time to the business of the Company, shall use her best efforts to promote the interests of the Company and shall serve as Senior Vice President of Merchandising of the Company and in such other senior executive capacities as the Board of Directors of the Company shall hereafter designate from time to time.

      4.    Vacation.   Employee  shall  be  entitled  to  annual
vacations in accordance with the vacation policy and practices of the Company.

     5.   Compensation.

           (a) Base Salary. As compensation for Employee's services hereunder and for her covenants set forth in Sections 10, 11, and 12 below, the Company shall pay to Employee a base salary which shall not be less than Two Hundred Eight Thousand Five Hundred Fifty-Six Dollars ($208,556) per annum; provided, however, such amount shall be increased from time to time by the Board of Directors of the Company to assure that the compensation paid to Employee under this Employment Agreement remains competitive with amounts paid to other executive officers in similar positions in the large supermarket chain industry and reflects the performance of Employee and the financial performance of the Company. In no event shall such annual review result in any reduction in base salary provided in this Employment Agreement. Such compensation shall be payable in accordance with the Company's payroll practices for executive employees.

           (b) Bonus Plans. In addition, Employee shall be eligible to participate in the Company's annual incentive bonus plan, stock option plans and other compensation plans of the Company, as they shall be administered by the Board of Directors of the Company and the relevant committees thereof (referred to herein as the "Bonus Plans").

          (c)  Deferral Arrangement.

                (i)  Right to Defer.  Employee may elect  to
     defer some or all of her bonus compensation and up to fifty percent (50%) of her base salary payable to her pursuant to this Employment Agreement. Any deferral of bonus compensation shall be irrevocable and must be requested by Employee in writing prior to the start of the fiscal year to which such bonus relates (except that any deferral election for the fiscal year 1997 may be made within thirty (30) days following the effective date of this Employment Agreement). Any deferral of base salary shall be irrevocable and must be requested by Employee in writing prior to the start of the fiscal year to which such salary relates (except that the deferral election for the 1997 fiscal year may be made within thirty (30) days following the Effective Date, but will relate only to amounts payable after the election is received by the Company). An election for a given fiscal year shall be deemed a continuing election for each subsequent fiscal year, unless a subsequent written election to defer (or not to defer) is provided to the Company by Employee prior to the start of such fiscal year.

                (ii)  Bookkeeping Account and Grantor Trust.
     Any amounts deferred by Employee hereunder will be credited to a bookkeeping account established on the books and records of the Company for this purpose. In addition, the Company will maintain in a separate, irrevocable grantor trust established by the Company an amount in cash equal to the amounts deferred by Employee. In connection with the deferral election, Employee shall have the right to specify the investments in which her bookkeeping account shall be deemed invested; provided, however, the Company shall be under no obligation to purchase any such investments chosen by Employee. Employee's bookkeeping account shall be credited to reflect all income, gains and losses of such deemed investments. The parties hereto agree that, to the extent that any investment vehicle that Employee selects results in a loss to the bookkeeping account, the Company will have no obligation to compensate Employee for such loss or to make any compensatory adjustment to the bookkeeping account to make up for such loss.

                (iii)   Distribution.   The  timing  of  the
     payment of all amounts deferred by Employee shall be specified in her initial deferral election and may not be subsequently changed by Employee without the prior written approval of the Board of Directors. The initial deferral may specify a lump sum payment of up to five (5) annual installment payments to be paid out in their entirety by no later than the sixth anniversary of the Date of Termination (as defined below); provided, however, that, notwithstanding Employee's deferral election, all amounts will be paid to Employee within thirty (30) days following a termination of this Employment Agreement for any reason specified in Sections 7(c) or 7(e).

     6. Benefits. Employee shall be entitled to participate in all health, accident, disability, medical, life and other insurance programs and other benefit and compensation plans maintained by the Company for the benefit of Employee and/or other executive employees of the Company in accordance with the Company's policies. In addition, the Company shall maintain in full force and effect on the life of Employee a life insurance policy subject to a split dollar arrangement in the face amount of three and one-half (3.5) times Employee's base salary if her death occurs prior to her retirement (provided her retirement is on terms consistent with the terms of the life insurance policy and any split dollar arrangements between Employee and the Company relating thereto) and two (2) times Employee's last base salary if her death occurs after any such retirement. Employee shall be the owner of such policy with the authority to designate the beneficiary thereof.

      7.    Termination.   Termination of  Employee's  employment
under any of the following circumstances shall not constitute a breach of this Employment Agreement:

           (a)   Death.  Termination upon the death  of Employee.

           (b) Cause. Termination by the Company for "Cause" as described in this Section 7(b). For purposes of this Employment Agreement, "Cause" shall mean (i) willful failure (other than by reason of incapacity due to physical or mental illness) to perform her material duties hereunder and her inability or unwillingness to correct such failure within thirty (30) days after receipt of such notice, (ii) conviction of Employee of a felony or plea of no contest to a felony, or (iii) perpetration of a material dishonest act or fraud against the Company or any affiliate thereof. The definition of "Cause" expressly excludes any mistake of fact or judgment made by Employee in good faith with respect to the Company's business.

           (c) Good Reason. Termination by Employee for "Good Reason" as described in this Section 7(c). For purposes of this Employment Agreement, "Good Reason" shall mean (i) a material diminution of the professional responsibilities of Employee, (ii) assignment of inappropriate duties to Employee, (iii) failure of the Company to comply with compensation and benefits obligations to Employee, (iv) transfer of Employee more than 50 miles from Salisbury, North Carolina, without good business reasons, as determined by the Company's Board of Directors, (v) a purported termination of this Employment Agreement by the Company other than in accordance with the terms hereof, (vi) the occurrence of a Change in Control of the Company (as defined below), or (vii) failure of the Company to require any successor to the Company to assume and comply with this Employment Agreement. For purposes of this Employment Agreement, a determination in good faith by Employee of "Good Reason" shall be conclusive.

      For purposes of this Employment Agreement, "a Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as amended (the "Exchange Act"); provided that, without limitation, a Change in Control of the Company shall be deemed to have occurred if:

               (A) an acquisition (other than directly from the Company) by a Person (as defined below) (excluding the Company or an employee benefit plan of the Company or an entity controlled by the Company's shareholders) results in the aggregate number of shares of the
     Company's voting securities beneficially owned  by  any
     other Person to exceed the number of shares of the Company's voting securities beneficially owned by Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize") and Delhaize "Le Lion" America, Inc.;

                (B)   at  any time during the term  of  this
     Employment Agreement there is a change in the composition of the Board of Directors of the Company resulting in a majority of the directors of the Company who are in office on the date hereof ("Incumbent Company Directors") no longer constituting a majority of the directors of the Company; provided that, in making such determination, persons who are elected to serve as directors of the Company and who are approved by all of the directors in office on the date of such election (other than in connection with an actual or threatened proxy contest) shall be treated as Incumbent Company Directors;

                (C)   consummation of a complete liquidation
     or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the shareholders of the Company receive fifty percent (50%) or more of the stock of the Company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were Incumbent Company Directors and after which no person or entity owns twenty percent (20%) or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination; or

                 (D)    occurrence  of  any  of  the  events
     described in Section 7(c)(B) or (C) to Delhaize or  the
     acquisition   by  any  Person  of  more   than   thirty
     percent (30%) of the stock of Delhaize.

For the purpose of this paragraph, the term "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, and the term "Person" shall have the meaning set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act.

      An election by Employee to terminate her employment under this Section 7(c) hereof shall not be deemed a voluntary termination of employment by Employee for the purpose of this Employment Agreement or any plan, arrangement or program of the Company.

            (d) Disability. Termination by the Company or Employee upon Disability of Employee. For the termination by the Company to be valid, (i) the Company must first give forty-five (45) days' written Notice of Termination, as defined below (which may occur before or after the end of the 180-day period specified in the definition of Disability below), and (ii) Employee shall not have returned to the performance of her duties hereunder on a full-time basis during such 180-day period. For purposes of this Employment Agreement, "Disability" shall mean Employee's absence from continuous full-time employment with the Company for a period of at least 180 consecutive days by reason of a mental or physical illness. The Company shall have the right to have Employee examined at such reasonable times by such physicians satisfactory to Employee as the Company may designate, and Employee will make herself available for and submit to such examination as and when requested. Except as otherwise provided in this Section 7(d), the inability of Employee to perform her duties hereunder, whether by reason of injury, illness (physical or mental), or otherwise shall not result in the termination of Employee's employment hereunder, and she shall be entitled to continue to receive her base salary and other benefits as provided herein.

          (e)  Without Cause.  Termination by the Company without
               Cause.

           (f) Date and Notice of Termination. Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to Section 7(a) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

       "Date of Termination" shall mean (i) if Employee's employment is terminated by her death, the date of her death, and
(ii) if Employee's employment is terminated pursuant to a Notice of Termination, the date specified in the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of
Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date which is finally determined to be the Date of Termination, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

      8. Effect of Termination. In the event of termination of employment as described in Section 7 hereof, the Company shall compensate Employee as follows:

           (a) Death. If Employee's employment is terminated as a result of her death, as specified in Section 7(a), the Company shall pay Employee's beneficiary the benefit called for under her Salary Continuation Agreement with the Company. Employee's beneficiary shall accept the payment provided for in this
Section 8(a) in full discharge and release of the Company of and from any further obligations under this Employment Agreement, except for any other benefits due under any applicable plan or policy of the Company (including life insurance policies and pension or similar plans), as determined under the provisions of such plans or policies.

            (b) Disability. If Employee's employment is terminated by the Company or Employee as a result of her disability as specified in Section 7(d), then the Company shall pay Employee her full compensation until the Date of Termination. Within thirty (30) days after the termination of her employment, the Company shall pay Employee a lump sum payment equal to fifty percent (50%) of the present value of the future base salary payable to Employee during the remainder of her Term of Employment under this Employment Agreement or for a period of two (2) years, whichever is longer. Such lump sum amount shall be calculated by using a discount rate equal to the applicable Federal rate that is in effect on the date of payment as determined under Section 1274(d) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder, and by assuming that Employee's annual salary in effect on the Date of Termination would continue for the remainder of the Term of
Employment,  or  for  a  period of two (2)  years,  whichever  is longer. This payment shall be in addition to any payments Employee shall be entitled to receive under any applicable disability insurance policies maintained by the Company for Employee.

          (c) Cause. If Employee's employment is terminated for any reason specified in Section 7(b) hereof, the Company shall no longer be obligated to make any payments to Employee pursuant to this Employment Agreement, except for the full amount of her base salary and all compensation earned prior to the Date of
Termination and payments pursuant to plans, programs, or arrangements, as determined under the provisions of such plans or policies.

           (d) Good Reason or Without Cause. If Employee's employment is terminated by Employee for Good Reason as specified in Section 7(c) hereof, or if her employment is terminated by the Company without Cause as specified in Section 7(e), the Company shall pay Employee the full amount of her base salary and other compensation earned prior to the Date of Termination. The Company shall also pay Employee, within thirty (30) days after her termination, a lump sum payment equal to three (3) (or the number of years left in the term of this Employment Agreement, whichever is greater) times her current base salary. Such lump sum amount shall be calculated by using a discount rate equal to the applicable Federal rate that is in effect on the date of payment as determined under Section 1274(d) of the Code and the regulations thereunder, and by assuming that Employee's annual salary in effect on the Date of Termination would continue for the remainder of the Term of Employment, or for a period of three (3) years, whichever is longer.

           (e)   Benefits.   From  the  Date  of  Termination  of
Employee's   employment  for  Good  Reason,   as   specified   in
Section   7(c)   hereof,  or  without  Cause  as   specified   in
Section 7(e), the Company shall pay Employee the full amount of her base salary and all compensation earned prior to the Date of Termination. The Company shall maintain in full force and effect for the continued benefit of Employee and her eligible dependents for the greater of three (3) years and the number of years (including partial years) remaining in the Term of Employment hereunder, all employee benefit plans and programs (such as medical, dental, health and life insurance) in which Employee was entitled to participate immediately prior to the Date of Termination, if Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those to which Employee would otherwise have been entitled to receive under such plans and programs.

      9. Business Expenses. The Company agrees that during the Term of Employment, the Company will reimburse Employee for actual travel and other out-of-pocket expenses reasonably incurred by her in connection with the performance of her duties hereunder and accounted for in accordance with the policies and procedures currently established by the Company.

      10. No Competing Employment. Employee agrees that, during the Term of Employment and for a period of two (2) years after the Date of Termination ("Restricted Period"), she will not, without the written consent of the Board of Directors, engage in any retail or wholesale grocery business which is directly competitive with the business of the Company or any affiliate thereof in any geographic area in which the Company or any affiliate operates on the Date of Termination. Employee understands and agrees that a portion of the amounts paid to her under Section 5(a) hereof is in consideration for her covenants set forth in Sections 10, 11, and 12.

      11. No Solicitation. Employee agrees that, during the Restricted Period, she will not, without the prior written consent of the Board of Directors, directly or indirectly solicit or recruit any employee or independent contractor of the Company for the purpose of being employed by Employee, directly or indirectly, or any other person or entity on behalf of which Employee is acting as an agent, representative or employee. Notwithstanding the above, if Employee's employment is terminated for any reason specified in Section 7 hereof prior to the first anniversary of the date on which a Change in Control (as defined above) occurred, the covenants of Sections 10 and 11 shall not be applicable.

     12. Confidentiality. Employee agrees that, during the Term of Employment and thereafter, she will not, without the written consent of the Company, disclose to anyone not entitled thereto, any confidential information relating to the business, sales, financial condition or products of the Company or any affiliate thereof. Employee also recognizes and acknowledges that she has a common law obligation not to disclose trade secrets and other proprietary information of the Company. Employee further agrees that, should she leave the active service of the Company, she will not take with her or retain, without the written authorization of the Board of Directors, any papers, files or other documents or copies thereof or other confidential information of any kind belonging to the Company pertaining to its business, sales, financial condition or products. Employee understands and agrees that the rights and obligations set forth in this Section 12 are perpetual and, in any case, shall extend beyond the Restricted Period.

      13. Injunctive Relief. Without limiting the remedies available to the Company, Employee acknowledges that a breach of the covenants contained in Sections 10, 11 and 12 herein may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order or a preliminary injunction restraining Employee from engaging in activities prohibited by Sections 10, 11 and 12 or such other relief as may be required to specifically enforce any of the covenants in such Sections.

      14. Indemnification. The Company shall indemnify and hold harmless Employee to the fullest extent permitted under North Carolina law, including, without limitation, the provisions of
Part 5 (or any successor provision) of the North Carolina Business Corporation Act, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees), which may, at any time, be suffered by Employee as a result of the fact that Employee is or was an officer of the Company, or is or was serving at the request of the Company as an officer, employee or agent of an affiliate of the Company. The expenses incurred by Employee in any proceeding shall be paid promptly by the Company in advance of the final disposition of any proceeding at the written request of Employee to the fullest extent permitted under North Carolina law. The indemnification provision of this Section 14 shall survive the termination or expiration of this Employment Agreement.

      15. Gross-Up Payment. In the event that any payments to which Employee becomes entitled under this Employment Agreement (the "Agreement Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to Employee at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by Employee (taking into account the Total Payments (as hereinafter defined) and the Gross-Up Payment), after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this
Section 15, but before deduction for any federal, state or local income tax on the Total Payments, shall be equal to the "Total Payments," as defined below. Except as otherwise provided below, the Gross-Up Payment or portion thereof provided for in this Section 15 shall be paid not later than the thirtieth (30th) day following payment of any amounts under the Employment Agreement that will be subject to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth (45th) day after payment of any amounts under the Employment Agreement that will be subject to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee, payable on the fifth (5th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

      For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments, accruals, vestings or other compensatory benefits received or to be received by Employee in connection with a Change in Control of the Company or the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company), any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's independent auditors, such other payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Payments, or (b) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

      For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid) if such repayment results in a reduction in Excise Tax and/or a federal, state and local income tax deduction, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including, by reason of any payment, the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     16. Vesting. Upon a Change in Control of the Company or if Employee's employment is terminated for reasons specified in Sections 7(a), 7(c), 7(d) or 7(e) hereof, all of the rights granted to Employee by the Company to own or acquire stock of the Company (including, without limitation, stock options and restricted stock granted under the Company's Stock Option Plan) shall automatically vest upon the date of such Change in Control or Date of Termination, respectively, without the need for further action or consent by the Company; provided, however, that (assuming no occurrence of a Change of Control) such rights shall not vest if Employee's employment is terminated for Employee's failure to adequately perform her duties hereunder as determined by an affirmative vote of at least seventy percent (70%) of the Board of Directors of the Company.

      17. Legal Expenses. The Company shall reimburse Employee for all reasonable legal fees incurred in an effort to establish entitlement to compensation and benefits under this Employment
Agreement.

      18. Mitigation. The Company recognizes that Employee has no duty to mitigate the amounts due to her upon termination of this Employment Agreement, and the obligations of the Company will not be diminished in the event Employee is employed by another employer after the termination of her employment with the Company.

      19. Successors. This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon Employee and her legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      20. Amendments. This Employment Agreement, which contains the entire contractual understanding between the parties, may not be changed orally but only by a written instrument signed by the parties hereto.

      21. Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

      22. Waiver. The waiver of breach of any term or condition of this Employment Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

      23. Arbitration. Except as otherwise necessary to secure the remedy specified in Section 13 of this Employment Agreement, any dispute arising between the Company and Employee with respect to the performance or interpretation of this Employment Agreement shall be submitted to arbitration in Salisbury, North Carolina for resolution in accordance with the commercial arbitration rules of the American Arbitration Association, modified to provide that the decision by the arbitrators shall be binding on the parties, shall be furnished in writing, separately and specifically stating the findings of fact and conclusions of law on which the decision is based, and shall be rendered within ninety (90) days following impanelment of the arbitrators. The cost of arbitration shall initially be borne by the party requesting arbitration. Following a decision by the arbitrators, the costs of arbitration shall be divided as directed by the arbitrators.

      24. Severability. In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent provided by law.

      25. Notices. Any notices or other communications required or permitted hereunder shall be deemed sufficiently given if sent by registered mail, postage prepaid, as follows:

                    (a)  If to Employee:

                          Pamela K. Kohn
                          107 Tremont Drive
                          Salisbury,  North Carolina  28144

                    (b)  If to the Company:

                          Food Lion,Inc.
                          Post Office Box 1330
                          2110 Executive Drive
                          Salisbury, North Carolina 28145-1330
                          Attention: Secretary

                         with a copy to:

                          Bruce  S. Mendelsohn
                          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1333 New Hampshire Avenue, N.W.
                          Suite 400
                          Washington, D.C.  20036

or to such other address as shall have been specified in writing by either party to the other. Any such notice or communication shall be deemed to have been given on the second day (excluding any days U.S. Post Offices are not open) after the date so mailed.

      IN  WITNESS WHEREOF, the Company has caused this Employment
Agreement to be executed by its duly authorized representative, and Employee has hereunto set her hand as of the date first above written.


                                   FOOD LION, INC.




                                  By: Tom E.Smith



Attest:
R.William McCanless




                                   EMPLOYEE:




                                   Pamela K. Kohn
                                   Pamela K. Kohn